SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

         [   ]   Preliminary Proxy Statement
         [ X ]   Definitive Proxy Statement
         [   ]   Definitive Additional Materials
         [   ]   Soliciting Material Pursuant to '240.14a-11(c) or '240.14a-12

                            CURTIS INTERNATIONAL LTD.
                ------------------------------------------------
                (Name of Registrant as specified in its charter)



      (Name of Person(s) Filing Proxy Statement), if other than Registrant

Payment of Filing Fee (Check the appropriate box):

         [ X ] No fee required
         [   ] $500 per each party to the controversy pursuant to Exchange Act
               Rule 14a-6(i)(3).
         [   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
               and 0-11.

                (1) Title of each class of securities to which transaction applies:
                (2)   Aggregate number of securities to which transaction
                      applies:
                (3)   Per unit price or other underlying value of transaction
                      computed pursuant to Exchange Act Rule 0-11:        (A)
                (4)   Proposed maximum aggregate value of transaction:
                (5)   Total fee paid:

         [   ]    Fee paid previously with preliminary materials.

         [   ]    Check box if any of the fee is offset as provided by
                  Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  (1) Amount Previously Paid:
                  (2) Form, Schedule or Registration Statement No.:
                  (3) Filing Party:
                  (4) Date Filed:

                            CURTIS INTERNATIONAL LTD.
                                315 Attwell Drive
                           Etobicoke, Ontario M9W 5C1
                                  -------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD DECEMBER 7, 1999

TO THE STOCKHOLDERS OF CURTIS INTERNATIONAL LTD.:

NOTICE IS HEREBY GIVEN, that the Annual Meeting of Stockholders of Curtis International Ltd. (the "Meeting") will be held at 9:30 a.m. on December 7, 1999 at Wyndham Hotel, 950 Dixon Road, Toronto, Ontario M9W 5N4, for the following purposes:

1. To elect the Board of Directors of Curtis International Ltd. for the ensuing year;

2. To ratify the appointment of Schwartz, Levitsky, Feldman, LLP, Chartered Accountants, as the Company's independent auditors for the ensuing year; and

3. To transact such other business as may properly come before the Meeting and any continuations and adjournments thereof.

Stockholders of record at the close of business on October 20, 1999 are entitled to notice of and to vote at the meeting.

In order to ensure a quorum, it is important that Stockholders representing a majority of the total number of shares issued and outstanding and entitled to vote, be present in person or represented by their proxies. Therefore, whether you expect to attend the meeting in person or not, please sign, fill out, date and return the enclosed proxy in the self-addressed, postage-paid envelope also enclosed. If you attend the meeting and prefer to vote in person, you can revoke your proxy.

In addition, please note that abstentions and broker non-votes are each included in the determination of the number of shares present and voting, for purposes of determining the presence or absence of a quorum for the transaction of business. Neither abstentions nor broker non-votes are counted as voted either for or against a proposal.

November 10, 1999

                                              By Order of the Board of Directors

                                              /s/ Jacob Herzog
                                              ----------------
                                              Jacob Herzog
                                              Chairman of the Board

                            CURTIS INTERNATIONAL LTD.
                                315 Attwell Drive
                           Etobicoke, Ontario M9W 5C1

                         -------------------------------
                                 PROXY STATEMENT
                         -------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD DECEMBER 7, 1999


         This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Curtis International Ltd. (the "Company"), for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on December 7, 1999 at 9:30 a.m. at Wyndham Hotel, 950 Dixon Road, Toronto, Ontario M9W 5N4, and at any continuation and adjournment thereof. Anyone giving a proxy may revoke it at any time before it is exercised by giving the Chairman of the Board of Directors of the Company written notice of the revocation, by submitting a proxy bearing a later date or by attending the meeting and voting. This statement, the accompanying Notice of Meeting and form of proxy have been first sent to the Stockholders on or about November 16, 1999.

         In addition, please note that abstentions and broker non-votes are included in the determination of the number of shares present and voting, for purposes of determining the presence or absence of a quorum for the transaction of business. Neither abstentions nor broker non-vtoes are counted as voted either for or against a proposal.

         All properly executed, unrevoked proxies on the enclosed form, which are received in time will be voted in accordance with the stockholder=s directions, and unless contrary directions are given, will be voted for the election of directors of the nominees described below.

                             OWNERSHIP OF SECURITIES

         Only stockholders of record at the close of business on October 20, 1999, the date fixed by the Board of Directors in accordance with the Company=s By-Laws, are entitled to vote at the meeting. As of October 20, 1999, there were issued and outstanding 5,373,145 shares of the Company's common stock.

         Each outstanding share of common stock is entitled to one vote on all matters properly coming before the meeting. A majority of the shares of the outstanding common stock is necessary to constitute a quorum for the meeting.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information, as of the date hereof, with respect to the beneficial ownership of the Common Stock by: (i) each person known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) each executive officer and director of the Company; and (iii) all executive officers and directors of the Company as a group.

         Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned. Unless otherwise indicated, the address of each person listed below is c/o Curtis International Ltd., 315 Attwell Drive, Etobicoke, Ontario M9W 5C1.


     NAME AND ADDRESS OF
     BENEFICIAL OWNER(1)                          NUMBER OF SHARES    PERCENTAGE
     -------------------                          ----------------    ----------

     Aaron Herzog(2)(4)                               1,786,500           33.1%
     Jacob Herzog(3)(4)                               1,786,500           33.1%
     Louis Drazin(5)                                      2,500             *
     David Ben David(6)                                   2,500             *
     All Executive Officers and Directors as a
      Group (4 persons)(2)(3)(5)(6)                   3,578,000           66.3%

-------------
*less than one percent

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities and includes Shares of Common Stock issuable upon conversion of outstanding preferred stock, or subject to options, or warrants exercisable or convertible within 60 days.

(2) Consists of: (i) 1,689,208 shares of Common Stock owned directly by Aaron Herzog; (ii) 84,792 shares of Common Stock owned by the A&E Herzog Family Trust of which Aaron Herzog and Evelyn Fisher Herzog are the Trustees; and (iii) 12,500 shares of common stock issuable upon the exercise options granted under the Company's Stock Option plan.

(3) Consists of: (i) 1,663,882 shares of Common Stock owned by Jacob Herzog;
(ii) 110,118 shares of Common Stock owned by the Herzog Family Trust of which Jacob Herzog, Beatrice Herzog and Aaron Grubner are the Trustees; and (iii) 12,500 shares of common stock issuable upon the exercise of options granted under the Company's Stock Option plan.

(4) Aaron and Jacob Herzog are parties to a voting trust agreement which provides that they will vote their shares together.

(5) Consists of 2,500 shares of common stock issuable upon the exercise of options granted under the Company's Stock Option Plan.

(6) Consists of 2,500 shares of common stock issuable upon the exercise of options granted under the Company's Stock Option Plan.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         Four directors are to be elected at the Meeting to hold office until the next meeting of stockholders or until their successors have been duly elected and qualified. The election of directors requires the affirmative vote of at least the majority of shares of Common Stock present or represented at a meeting at which a quorum is present or represented.

         The By-Laws of the Company provide that the authorized number of directors shall be as set by the Board of Directors but shall not be less than three (3) or more than ten (10). The directors hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. There are no agreements with respect to the election of directors. The Company has not to date paid directors fees for service on the Board of Directors or any committee thereof.


                            STOCKHOLDER VOTE REQUIRED

         The election of the directors will require the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting of Stockholders and entitled to vote on the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION TO THE BOARD OF DIRECTORS OF THE COMPANY OF EACH OF THE NOMINEES



      NAME                 AGE                   POSITION
      ----                 ---                   --------

     Aaron Herzog          38      President, Chief Executive Officer and
                                   Director

     Jacob Herzog          47      Chairman, Treasurer, Secretary and Director

     Louis Drazin          63      Director

     David Ben David       37      Director


         Set forth below is a biographical description of each director and executive officer of the Company based on information supplied by each of them.

         AARON HERZOG is a co-founder of Curtis International Ltd., and has served as the Company's President, Chief Executive Officer and Director since its formation in 1990. Mr. Herzog also acts as sales director of the Company. Mr. Herzog earned a degree in Management from McGill University in 1981.

         JACOB HERZOG is a co-founder of Curtis International Ltd., and has served as the Company's Chairman, Treasurer, Secretary and Director since its formation in 1990. Mr. Herzog has been in the consumer electronics business since the early 1970's.

         LOUIS DRAZIN has been a Director of the Company since August 1998. From 1961 - present, Mr. Drazin has been a Senior Partner at Drazin, Ouaknine & Friedman, Notaries. From 1990 - present he has been a senior executive at Shutam Canada Inc., a real estate acquisition, investment and development company. Mr. Drazin graduated from McGill University in 1957 with a B.A. with honors in economics and political science. Mr. Drazin earned a Bachelor of Civil Law from McGill University in 1960.

         DAVID BEN DAVID has been a Director of the Company since August 1998. From July 1990 - June 1997, Mr. David served as Vice President and Chief Financial Officer of NSI Communications, Inc. From June 1997 - present, Mr. David has served as President and Chief Operating Officer of NSI Communications, Inc. NSI Communications, Inc. is a manufacturer of communications products. Mr. David earned a B.A. in Economics in 1983 from Bar Ilan University in Israel, an M.B.A. in 1987 from McGill University and a Public Accountant degree in 1989 from McGill University.

         Aaron Herzog and Jacob Herzog are brothers. There are no other family relationships among the Company's directors and executive officers.

         The term of office of each Director is until the next annual meeting of stockholders and until a successor is elected and qualified or until the Director's earlier death, resignation or removal from office. Executive officers hold office until their successors are chosen and qualified, subject to earlier removal by the Board of Directors.

         For the period of five years from November 12, 1999, Joseph Stevens & Company, the representative of the Company's initial public offering, has been granted the right to designate a nominee to the Company's Board of Directors.

COMMITTEES OF THE BOARD

         The Company's Board of Directors has an Audit Committee, comprised of Jacob Herzog, Louis Drazin and David Ben David, and a Compensation Committee, comprised of Aaron Herzog, Louis Drazin and David Ben David. Neither the Audit Committee nor the Compensation Committee met during the fiscal year ended May 31, 1999.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board of Directors is responsible for making all compensation decisions with respect to the executive officers of the Company. The Compensation Committee consists of Aaron Herzog, the Company's President and Chief Executive Officer, Louis Drazin and David Ben David, each of whom are independent outside directors.

                             EXECUTIVE COMPENSATION


The following table sets forth certain information regarding compensation paid by the Company during each of the last three fiscal years to the Company's Chief Executive Officer and to each of the Company's executive officers who earned in excess of $100,000.


                           SUMMARY COMPENSATION TABLE

                             ANNUAL COMPENSATION                   LONG TERM COMPENSATION

                                                                            SECURITIES
                                                                            UNDERLYING
NAME AND                                                  OTHER ANNUAL       OPTIONS/      ALL OTHER
PRINCIPAL POSITION      YEAR     SALARY        BONUS     COMPENSATION(1)     SARS(#)      COMPENSATION
------------------      ----     -------       -----     ---------------     -------      ------------


Aaron Herzog(2)         1999     $175,000    $ 25,000       $     -0-         -0-          $   12,000
CEO and Director        1998       28,000       -0-          177,192          -0-               -0-
                        1997       28,000       -0-          213,962          -0-               -0-

Jacob Herzog(3)         1999     $175,000    $25,000        $     -0-         -0-          $   12,000
Chairman, Treasurer,    1998       34,000       -0-          177,192          -0-               -0-
Secretary and Director  1997       33,000       -0-          213,963          -0-               -0-



(1) Represents compensation paid to corporations (AEG Trading Limited and Worldwide Holdings Limited) controlled by such persons solely for providing the full time services of Messrs. Aaron and Jacob Herzog. See "Certain Transactions."

(2) In addition, Aaron Herzog's wife received annual compensation of $35,000 in each of the years 1997, 1998 and 1999 in her capacity as an administrative assistant at the Company. "All Other Compensation" for 1999 includes a car allowance of $1,000 per month.

(3) In addition, Jacob Herzog's wife received annual compensation of $35,000 in each of the years 1997, 1998 and 1999 in her capacity as an administrative assistant at the Company. "All Other Compensation" for 1999 includes a car allowance of $1,000 per month.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information concerning stock options granted to each of the executives named in the Summary Compensation Table for the fiscal year ending May 31, 1999:

                                                                                  POTENTIAL REALIZABLE VALUE AT
                                 PERCENTAGE OF                                   ASSUMED ANNUAL RATES OF STOCK
                                   TOTAL OF                                      PRICE APPRECIATION FOR OPTION
            NUMBER OF SHARES       OPTIONS                                                TERM (1)
               UNDERLYING        GRANTED TO
            OPTIONS GRANTED       EMPLOYEES        EXERCISE
                               DURING FISCAL      PRICE PER       EXPIRATION
NAME                                YEAR            SHARE            DATE            5%              10%
---------------------------------------------------------------------------------------------------------------

Aaron Herzog    25,000             35.7%            $5.00           11/1/08         $73,750      $309,500

Jacob Herzog    25,000             35.7%            $5.00           11/1/08         $73,750      $309,500


------------
(1) The amounts shown in these columns represent the potential realizable values using the options granted and the exercise price. The assumed rates of stock price appreciation are set by the Securities and Exchange Commission's executive compensation disclosure rules and are not intended to forecast appreciation of the Common Stock.


                          FISCAL YEAR-END OPTION VALUES

         To date, no options have been exercised by the executives named in the Summary Compensation Table. The following table sets forth certain information concerning the number of shares covered by both exercisable and unexercisable stock options as of May 31, 1999. Also reported are values of "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company's Common Stock as of May 31, 1999.


                 NUMBER OF SHARES SUBJECT TO UNEXERCISED OPTIONS    VALUE OF IN-THE-MONEY OPTIONS AT FISCAL
                               AT FISCAL YEAR-END                                 YEAR END(1)

NAME                 EXERCISABLE              UNEXERCISABLE             EXERCISABLE         UNEXERCISABLE
-----------------------------------------------------------------------------------------------------------

Aaron Herzog            6,250                    18,750                   $6,250               $18,750

Jacob Herzog            6,250                    18,750                   $6,250               $18,750

-------------
(1) Based on the closing bid price of the Company's Common Stock of $6.00 per share on May 28, 1999.


EMPLOYMENT AGREEMENTS

         Effective June 1, 1998, the Company entered into two year employment agreements with each of Aaron Herzog and Jacob Herzog. Such employment agreements provide for annual salaries of $175,000 with an annual bonus of $25,000 provided the Company meets certain performance criteria. In addition, each is entitled to a $1,000 per month car allowance.

STOCK OPTION PLAN

         The Plan will be administered by the compensation committee or the Board of Directors, who determine among other things, those individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock issuable upon the exercise of the options and the option exercise price.

         The Plan is effective for a period for ten years, expiring in 2008. Options may be granted to officers, directors, consultants, key employees, advisors and similar parties who provide their skills and expertise to the Company. The Plan is designed to enable management to attract and retain qualified and competent directors, employees, consultants and independent contractors. Options granted under the Plan may be exercisable for up to ten years, require a minimum two year vesting period, and shall be at an exercise price all as determined by the Board. Options are non-transferable except by the laws of descent and distribution or a change in control of the Company, as defined in the Plan, and are exercisable only by the participant during his or her lifetime. Change in control includes (i) the sale of substantially all of the assets of the Company and merger or consolidation with another Company, or
(ii) a majority of the Board changes other than by election by the stockholders pursuant to Board solicitation or by vacancies filled by the Board caused by death or resignation of such person.

         If a participant ceases affiliation with the Company by reason of death, permanent disability or retirement at or after age 70, the option remains exercisable for one year from such occurrence but not beyond the option's expiration date. Other types of termination allow the participant three months to exercise, except for termination for cause which results in immediate termination of the option.

         The exercise price of an option may not be less than the fair market value per share of Common Stock on the date that the option is granted in order to receive certain tax benefits under the Income Tax Act of Canada (the "ITA"). The ITA requires that the exercise price of all future options will be at least 85% of the fair market value of the Common Stock on the date of grant of the options. A benefit equal to the amount by which the fair market value of the shares at the time the employee acquires them exceeds the total of the amount paid for the shares or the amount paid for the right to acquire the shares shall be deemed to be received by the employee in the year the shares are acquired pursuant to paragraph 7(1) of the ITA. Where the exercise price of the option is equal to the fair market value of the shares at the time the option is granted, paragraph 110(1)(d) of the ITA allows a deduction from income equal to one quarter of the benefit as calculated above. If the exercise price of the option is less than the fair market value at the time it is granted, no deduction under paragraph 110(1)(d) is permitted. Options granted to any non-employees, whether directors or consultants or otherwise will confer a tax benefit in contemplation of the person becoming a stockholder pursuant to subsection 15(1) of the ITA. The Company, however, has agreed not to grant any options under the Plan at less than 100% of the fair market value of the Common Stock. Additionally, the Company has agreed to limit the amount of options granted pursuant to the Plan to Aaron Herzog and Jacob Herzog to an aggregate of 100,000 options.

         Options may not be transferred by an optionee other than by will or the laws of descent and distribution, and, during the lifetime of an optionee, the option will be exercisable only the optionee.

         Options under the Plan must be issued within ten years from the effective date of the Plan.

         Any unexercised options that expire or that terminate upon an employee's ceasing to be employed by the Company become available again for issuance under the Plan.

         The Plan may be terminated or amended at any time by the Board of Directors, except that the number of shares of Common Stock reserved for issuance upon the exercise of options granted under the Plan may not be increased without the consent of the stockholders of the Company. As of May 31, 1999, the Company issued an aggregate of 70,000 options pursuant to the Plan.

DIRECTORS COMPENSATION AND COMMITTEES

         The Company has two formal committees; the Audit Committee, which consists of Jacob Herzog, Louis Drazin and David Ben David and the Compensation Committee, which consists of Aaron Herzog, Louis Drazin and David Ben David. The Company does not currently have a Stock Option Committee or a Nominating Committee.

         The functions of the Audit Committee include: (i) recommending for approval by the Board of Directors a firm of certified public accountants whose duty it will be to audit the financial statements of the Company for the fiscal year in which they are appointed, and (ii) to monitor the effectiveness of the audit effort, the Company's internal financial and accounting organization and controls and financial reporting. The Audit Committee will also consider various capital and investment matters.

         The Compensation Committee is responsible for establishing compensation arrangements for officers and directors of the Company, reviewing benefit plans and administering each of the Company's stock option plans.

EXECUTIVE COMPENSATION POLICY

         The Company's executive compensation policy is designed to attract, motivate, reward and retain the key executive talent necessary to achieve the Company's business objectives and contribute to the long-term success of the Company. In order to meet these goals, the Company's compensation policy for its executive officers focuses primarily on determining appropriate salary levels and providing long-term stock-based incentives. To a lesser extent, the Company's compensation policy also contemplates performance-based cash bonuses.

                  CASH COMPENSATION. In determining its recommendations for adjustments to officers' base salaries the Company focuses primarily on the scope of each officer's responsibilities, each officer's contributions to the Company's success in moving toward its long-term goals during the fiscal year, the accomplishment of goals set by the officer and approved by the Board for that year, the Company's assessment of the quality of services rendered by the officer, comparison with compensation for officers of comparable companies and an appraisal of the Company's financial position. In certain situations, relating primarily to the completion of important transactions or developments, the Company may also pay cash bonuses, the amount of which will be determined based on the contribution of the officer and the benefit to the Company of the transaction or development.

                  EQUITY COMPENSATION. The grant of stock options to executive officers constitutes an important element of long-term compensation for the executive officers. The grant of stock options increases management's equity ownership in the Company with the goal of ensuring that the interests of management remain closely aligned with those of the Company's stockholders. The Board believes that stock options in the Company provide a direct link between executive compensation and stockholder value. By attaching vesting requirements, stock options also create an incentive for executive officers to remain with the Company for the long term. See "Stock Option Plan."

                           CORPORATE PERFORMANCE GRAPH

         The following graph shows a comparison of cumulative total stockholder return from the Company's initial public offering on November 12, 1998 through May 31, 1999 for the Company, the Nasdaq Stock Market - U.S. Index ("Nasdaq U.S.") and the Nasdaq Non-Financial Index ("Nasdaq Non-Financial").


Graphic Omitted

                                                                     Nasdaq
                                Curtis         Nasdaq U.S.        Non-Financial
                                ------         -----------        -------------

      November 12, 1998          100               100                100
      February 1999              107               124                133
      May 1999                   114               126                136


















         The graph assumes that the value of the investment in the Company's Common Stock, the Nasdaq U.S. and the Nasdaq Non-Financial was $100 on November 12, 1998 and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock.

                              CERTAIN TRANSACTIONS

         Aaron Herzog and Jacob Herzog, and companies controlled by them, advanced monies to the Company, which advances are evidenced by promissory notes which are non-interest bearing to May 31, 1998. Had such advances been valued at the current value of cash flows at the Company's current rate of borrowing, the advances would have been valued at $725,303 in 1998 and $832,295 in 1997. As of June 1, 1998 the advances bear interest at the rate of 8% per annum and are repayable in six quarterly installments in the 18 month period after the Offering. The repayment of such loans on a quarterly basis is contingent on the Company reporting profitability for such quarter on a post-tax basis. The loans were utilized for working capital to fund the Company's expansion.

         During Fiscal 1998 and Fiscal 1997, the Company paid an aggregate of $354,384 and $427,925, respectively, to companies controlled by Aaron Herzog and Jacob Herzog. These fees were in consideration solely for such companies providing the Company with the services of Messrs. Aaron and Jacob Herzog. See "ManagementCExecutive Compensation."

         During 1996 and 1997, the Company occupied office and warehouse space which was owned by Worldwide Holdings Limited ("Worldwide"), a company owned by Jacob Herzog. The Company paid rent of $102,767 during 1996, $102,587 during 1997 and $8,548 for the month of January 1998, to Worldwide. Additionally, the Company guaranteed the mortgage payments due from Worldwide to a mortgage corporation in the principal amount of $1,305,000. The guarantee was also secured by the issue of a collateral debenture containing a fixed charge and a floating charge on the assets of the Company. On January 30, 1998, Worldwide sold the office and warehouse space to an independent third party. The Company paid Worldwide a lease cancellation fee of $155,926. Thus, Worldwide no longer acts as landlord to the Company. In addition, on May 31, 1998, Worldwide was amalgamated with and into the Company.

         In July 1998, Jacob Herzog's father-in-law loaned the Company $900,000 at 7.5% per annum, which was repaid on November 24, 1998.

         In August 1998, Aaron and Jacob Herzog and their affiliates returned an aggregate of 300,000 shares of Common Stock to the Company for cancellation, for which they received no consideration.

         Aaron Grubner, a former director, is a former partner with the law firm of Grubner, Krauss, which previously served as counsel to the Company. The Company has in the past paid legal fees to Grubner, Krauss for services rendered.

         All future transactions between the Company and its officers, directors or 5% stockholders, and their affiliates, will be on terms no less favorable than could be obtained from unaffiliated third parties.

                                   PROPOSAL 2

           RATIFICATION OF SCHWARTZ, LEVITSKY, FELDMAN, LLP, CHARTERED
               ACCOUNTANTS, AS THE COMPANY'S INDEPENDENT AUDITORS

         The Board of Directors has unanimously approved and unanimously recommends that the stockholders approve the appointment of Schwartz, Levitsky, Feldman, LLP, Chartered Accountants as the Company's independent auditors for the ensuing year. A member of Schwartz Levitsky Feldman, will be available to answer questions and will have the opportunity to make a statement if he or she so desires at the Annual Meeting of Stockholders.

STOCKHOLDER VOTE REQUIRED

         Ratification of the appointment of Schwartz, Levitsky, Feldman, LLP, Chartered Accountants as the Company's independent auditors will require the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting of Stockholders.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF SCHWARTZ LEVITSKY, FELDMAN, LLP, CHARTERED ACCOUNTANTS AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE ENSUING YEAR.

                                  OTHER MATTERS

         The Board of Directors does not know of any matters other than those referred to in the Notice of Meeting which will be presented for consideration at the meeting. However, it is possible that certain proposals may be raised at the meeting by one or more stockholders. In such case, or if any other matter should properly come before the meeting, it is the intention of the person named in the accompanying proxy to vote such proxy in accordance with his or her best judgement.

                             SOLICITATION OF PROXIES

         The cost of soliciting proxies will be borne by the Company. Solicitations may be made by mail, personal interview, telephone, and telegram by directors, officers and employees of the Company. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of the Company's capital stock.

                              STOCKHOLDER PROPOSALS

         In order to be included in the materials for the Company's next Annual Meeting of Stockholders, stockholder proposals must be received by the Company on or before July 8, 2000.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         To the knowledge of the Company, no officers, directors, beneficial owner of more than ten percent of any class of equity securities of the Company registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any other person subject to Section 16 of the Exchange Act with respect to the Company, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year, which ended May 31, 1999.

     ANNUAL AND QUARTERLY REPORTS TO THE SECURITIES AND EXCHANGE COMMISSION

         The Annual Report on Form 10-K for the year ended May 31, 1999 as filed with the Securities and Exchange Commission will be made available to stockholders free of charge by writing to 315 Attwell Drive, Etobicoke, Ontario M9W 5C1 Attention: Corporate Secretary.

November 10, 1999

                                       By Order of the Board of Directors

                                       /s/ Jacob Herzog
                                       ----------------
                                       Jacob Herzog
                                       Chairman of the Board

   GENERAL PROXY - ANNUAL MEETING OF STOCKHOLDERS OF CURTIS INTERNATIONAL LTD.

                  The undersigned hereby appoints Jacob Herzog, with full power of substitution, proxy to vote all of the shares of Common Stock of the undersigned and with all of the powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Curtis International Ltd., to be held at Wyndham Hotel, 950 Dixon Road, Toronto, Ontario M9W 5N4 on December 7, 1999 at 9:30 a.m. local time and at all adjournments thereof, upon the matters specified below, all as more fully described in the Proxy Statement dated November 10, 1999 and with the discretionary powers upon all other matters which come before the meeting or any adjournment thereof.

This Proxy is solicited on behalf of Curtis International Ltd.'s
Board of Directors.

1.  To elect directors to hold office for the ensuing year.

    - Jacob Herzog    - Aaron Herzog   - David Ben David - Louis Drazin

             [  ] FOR ALL NOMINEES        [  ] WITHHELD FOR ALL NOMINEES

         INSTRUCTION: To withhold authority to vote for any individual, write that nominee's name in the space provided below:




2. To ratify the appointment of Schwartz, Levitsky, Feldman, LLP, Chartered Accountants, as the Company independent auditors for the ensuing year.

                      [  ] FOR           [  ] AGAINST        [  ] ABSTAIN

3. In their discretion, upon such other matter or matters that may properly come before the meeting, or any adjournments thereof.



                 (Continued and to be signed on the other side)

(Continued from other side)

Every properly signed proxy will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given.

Please mark, date, sign and mail your proxy promptly in the envelope provided.

                               Date: __________________ , 1999


                               --------------------------------
                               (Print name of Stockholder)


                               --------------------------------
                               (Print name of Stockholder)



                               --------------------------------
                               Signature



                               --------------------------------
                               Signature

                               Number of Shares _______________

                               Note: Please sign exactly as name appears in the Company's records. Joint owners should each sign. When signing as attorney, executor or trustee, please give title as such.